UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 31, 2018 (May 30, 2018)

Date of Report (Date of earliest event reported)
Caesars Entertainment Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-10410	62-1411755
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification Number)
One Caesars Palace Drive
Las Vegas, Nevada 89109
(Address of principal executive offices) (Zip Code)
(702) 407-6000
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Caesars Entertainment Corporation (the "Company") held its annual meeting of stockholders on May 30, 2018 (the "Annual Meeting"). At the Annual Meeting, the Company's stockholders were requested to: (1) elect four directors to serve until the 2019 annual meeting of stockholders of the Company or until their successors are elected and qualified; and (2) ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The voting results were as follows:

Proposal 1: Election of Directors

	For	Withhold	Broker Non-Votes

Mark Frissora	551,128,071	33,189,757	39,131,926

James Hunt	570,334,657	13,983,171	39,131,926

John Dionne	568,656,822	15,661,006	39,131,926

Richard Schifter	420,749,226	163,568,602	39,131,926

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
620,118,024	3,289,911	41,819

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2018	CAESARS ENTERTAINMENT CORPORATION

By: /s/ Scott E. Wiegand
Scott E. Wiegand
Senior Vice President, Deputy General Counsel and
Corporate Secretary